UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 31, 2017

Date of Report (Date of earliest event reported)

US FOODS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37786	26-0347906
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(Address of principal executive offices)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 31, 2017, US Foods Holding Corp. (the “Company”) announced the closing of the underwritten secondary public offering of 41,400,000 shares of common stock by investment funds associated with Clayton, Dubilier & Rice, LLC and Kohlberg Kravis Roberts & Co. L.P. (the “Selling Stockholders”) at a price to the public of $26.00 per share for a total offering size of $1,076,400,000. The offering included the exercise in full of the underwriters’ option to purchase an additional 5,400,000 shares. The Company did not sell any stock in this transaction and did not receive any proceeds from the sale of the shares by the Selling Stockholders.

A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated in this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release of US Foods Holding Corp. dated January 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: January 31, 2017	US Foods Holding Corp.

	By:	/s/ Fareed Khan
Fareed Khan
Chief Financial Officer